UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ESS TECH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

26440 SW Parkway Ave, Bldg. 83
Wilsonville, Oregon 97070
(855) 423-9920
April 22, 2022
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of ESS Tech, Inc. (“ESS”), to be held on Wednesday, June 1, 2022 at 9:00 a.m., Pacific time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2022, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the virtual annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in ESS.
Sincerely,
Michael R. Niggli
Chairman of the Board
-i-

26440 SW Parkway Ave, Bldg. 83
Wilsonville, Oregon 97070
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Pacific time, on Wednesday, June 1, 2022.
Place
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2022, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
1.To elect three Class I directors to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified.
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
3.To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	April 7, 2022 Only stockholders of record as of April 7, 2022 are entitled to notice of and to vote at the annual meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 22, 2022 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 22, 2022 by visiting https://investors.essinc.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

Kelly Goodman
Corporate Secretary and Vice President of Legal
Wilsonville, Oregon
April 22, 2022
-ii-

-iii-

ESS TECH, INC.
PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 a.m., Pacific time, on Wednesday, June 1, 2022
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
What is ESS’ relationship to ACON S2 Acquisition Corp.?
The original ESS Tech, Inc., now named ESS Tech Subsidiary, Inc., or Legacy ESS, was founded in 2011 with the mission to advance long-duration iron flow battery technology to accelerate the transition to a zero-carbon energy future with increased grid reliability. On October 8, 2021, or the Closing Date, Legacy ESS consummated a business combination, or the Business Combination, with ACON S2 Acquisition Corp., a special purpose acquisition company, or STWO, whereby Legacy ESS became a wholly owned subsidiary of STWO, and STWO changed its name to ESS Tech, Inc., a Delaware corporation.
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of ESS Tech, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Wednesday, June 1, 2022 at 9:00 a.m., Pacific time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2022, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 22, 2022 to all stockholders of record as of April 7, 2022. The proxy materials and our annual report can be accessed as of April 22, 2022 by visiting https://investors.essinc.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of three Class I directors to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified; and
•the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each Class I director nominee named in this proxy statement; and

•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
Who is entitled to vote at the annual meeting?
Holders of our common stock as of the close of business on April 7, 2022, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 152,650,517 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Inc., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Pacific time, at our principal executive offices located at 26440 SW Parkway Ave, Bldg. 83, Wilsonville, Oregon 97070 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.virtualshareholdermeeting.com/GWH2022, for those stockholders attending the annual meeting.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named herein or (2) WITHHOLD authority to vote for each such director nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares cast. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on May 31, 2022 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 a.m., Eastern time, on May 31, 2022 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2022, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each Class I director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at ESS Tech, Inc., 26440 SW Parkway Ave, Bldg. 83, Wilsonville, Oregon 97070, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/GWH2022. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 9:00 a.m., Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:00 a.m., Pacific time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Eric Dresselhuys, our Chief Executive Officer, and Amir Moftakhar, our Chief Financial Officer, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
How can I contact ESS’ transfer agent?
You may contact our transfer agent, Computershare Inc., by telephone at (206) 406-5789, or by writing Computershare Inc., at 150 Royall Street, Canton, MA 02021. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://www-us.computershare.com/Investor/#Home.

How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
ESS Tech, Inc.
Attention: Investor Relations
26440 SW Parkway Ave, Bldg. 83
Wilsonville, Oregon 97070
Tel: (855) 423-9920
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of nine directors, seven of whom are independent under the listing standards of the New York Stock Exchange, or the NYSE. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of the date of this proxy statement, and certain other information for each of our directors and director nominees.

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Eric Dresselhuys	I	57	Director and Chief Executive Officer	2021	2022	2025
Rich Hossfeld(1)	I	42	Director	2021	2022	2025
Claudia Gast(1)	I	38	Director	2022	2022	2025

Continuing Directors
Craig Evans	II	46	Director, President and Co-founder	2021	2023	—
Kyle Teamey(2)	II	45	Director	2021	2023	—
Daryl Wilson(3)	II	63	Director	2021	2023	—
Michael Niggli(3)	III	72	Chairman	2021	2024	—
Raffi Garabedian(2)	III	55	Director	2021	2024	—
Alexi Wellman(1)	III	51	Director	2021	2024	—
_____________________
(1)Member of the audit committee.
(2)Member of the compensation committee.
(3)Member of the nominating and corporate governance committee.
Nominees for Director
Eric Dresselhuys. Mr. Dresselhuys has served as our Chief Executive Officer since March 2021 and a member of our board of directors since May 2021. From March 2017 to March 2021, Mr. Dresselhuys served as Chief Executive Officer of Juncion, Inc., a private energy company he founded. Also, from January 2018 to July 2020, Mr. Dresselhuys served as President – Development of Smart Energy Water, a software-as-a-platform for the energy, water and utility sector. From July 2002 to March 2017, he served in various management roles at Silver Spring Networks, Inc., a smart grid products company he co-founded which is now subsidiary of Itron Inc. (Nasdaq: ITRI), most recently as Executive Vice President, Global Development. Mr. Dresselhuys has served on the boards of directors of various private companies, including Enian, LTD a provider of project management software for renewable energy professionals and AutoGrid Solutions, a provider of distributed resource management analytics and software. Mr. Dresselhuys holds a B.S. in Economics from the University of Wisconsin and earned an Executive Certificate from the Sloan School at the Massachusetts Institute of Technology.
We believe Mr. Dresselhuys is qualified to serve on our board of directors because of his extensive experience and commitment to the renewable energy sector as well as his prior executive, leadership and advisory roles at various other companies within the energy industry.
Rich Hossfeld. Mr. Hossfeld has served as a member of our board of directors since October 2019. He is currently the co-CEO of SB Energy Global LLC, and was previously Senior Vice President, Strategy and Investments at SB Energy, a utility-scale solar, storage and technology platform and a subsidiary of SoftBank Group Corp. From September 2013 to August 2018, he was with True North Venture Partners, a venture capital firm, most recently as a Partner. Mr. Hossfeld has also acted as vice president for several global renewable energy providers, including First Solar, and started his career as a corporate law associate at Cravath, Swaine & Moore LLP. He holds a B.A. in Economics and Government from Claremont McKenna College and a J.D. from Duke University School of Law.

We believe Mr. Hossfeld is qualified to serve on our board of directors because of his experience in the renewable energy sector, as well as his prior executive, leadership and advisory roles at various other companies within the energy industry.
Claudia Gast. Ms. Gast was appointed as a member of our board of directors effective February 17, 2022. She currently serves as the Chief Financial Officer of Global Technology Acquisition Corp. I, (Nasdaq: GTAC), a special purpose acquisition company, since July 2021 and has served as a member of its board of directors since February 2021. Ms. Gast has served as a Co-Founder and as the Operating Partner of Greentrail Capital, a cross over investment firm focused globally on publicly listed companies and pre-IPO opportunities with an emphasis on global technology and consumer companies, since May 2021. Ms. Gast has served as a member of the board of directors of Global Technology Acquisition I Sponsor LP, an affiliate of Greentrail Capital and sponsor to GTAC, since February 2021. Ms. Gast has served on the board of directors of GHC Capital, LLC a since 2008. Prior to that, Ms. Gast was Chief Strategy Officer and Head of Mergers and Acquisitions at AM General LLC, a MacAndrews & Forbes portfolio company, where she completed the sale of the company to KPS Capital Partners, from November 2016 to March 2021. Previously, Ms. Gast held various financial and strategic executive positions at GWR Safety Systems, a portfolio company of GHC Capital, Procter & Gamble and Volkswagen. Ms. Gast is a director member at the Latino Corporate Directors Association and most recently Ms. Gast served as an Executive Sponsor at AM General for the Diversity & Inclusion Initiatives and as an Advisor to the President of the Women in Defense Organization. Ms. Gast holds both a B.B.A. and M.B.A. from ESADE and an M.B.A. from the University of Chicago’s Booth School of Business.
We believe Ms. Gast is qualified to serve on our board of directors due to her extensive corporate finance, mergers and acquisitions and strategy experience as well as her service on the boards of directors of several public and private companies.
Continuing Directors
Craig Evans. Mr. Evans is one of our co-founders and has served as our President since March 2021 and as Chief Executive Officer from January 2011 to March 2021. He has also served as a member of our board of directors since January 2012. He previously served as Director of Design and Product Development at ClearEdge Power, Inc., or ClearEdge, a fuel cell producer, from September 2006 to March 2011. Prior to ClearEdge, Mr. Evans held numerous Engineering and Manufacturing positions at United Technologies from July 1999 to September 2011 Mr. Evans holds a B.S. in Aerospace Engineering and an M.S. in Mechanical Engineering from Clarkson University, an M.S. in Finance from The Lally School of Management at Rensselaer Polytechnic Institute and an M.B.A. from The Tepper School of Business at Carnegie Mellon University.
As one of our co-founders, we believe Mr. Evans is uniquely qualified to serve on our board of directors due to his deep knowledge of our company and his significant technical experience and background.
Kyle Teamey. Mr. Teamey has served as a member of our board of directors since August 2019. Since July 2018, he has served as a member of the investment team of Breakthrough Energy Ventures, a venture capital firm focused on sustainable energy and other technologies. From May 2015 to July 2018, Mr. Teamey served as a Principal at In-Q-Tel, a not-for-profit venture capital firm where he focused on investments in energy, materials, and advanced manufacturing. From October 2009 to March 2015, he served as Chief Executive Officer at Liquid Light, Inc., a company that developed low-energy catalytic electrochemistry to convert carbon dioxide to chemicals and was acquired by Avantium Technologies B.V. From February 2008 to October 2009, Mr. Teamey was an Entrepreneur in Residence with Redpoint Ventures developing new energy and materials companies. Mr. Teamey previously was with the Defense Advanced Research Projects Agency, or DARPA, and developed TiGR situational awareness software which was spun out as Ascend Intel and was acquired by General Dynamics Corporation. Mr. Teamey is a veteran of the U.S. Army, having served as an active-duty officer from June 1998 to December 2004, and is currently a Colonel in the U.S. Army Reserve. He currently serves on the board of directors of several privately held companies and is an inventor on 26 issued U.S. patents in the fields of electrochemistry and chemical engineering. Mr. Teamey holds a B.A. in Environmental Engineering from Dartmouth College, an M.A. in International Finance and Energy Policy from Johns Hopkins University School of Advanced International Studies, a M.S. in Materials Science from Columbia University, and a Masters of Strategic Studies from the U.S. Army War College.
We believe Mr. Teamey is qualified to serve on our board of directors because of his extensive experience in the energy and technology sector, as well as his prior executive, leadership and advisory roles at various other companies within the energy industry.

Daryl Wilson. Mr. Wilson has served as a member of our board of directors since December 2019. Since September 2020, he has served as an Executive Director at Hydrogen Council, a global initiative for the transition to clean energy. From December 2006 to September 2019, Mr. Wilson served as Chief Executive Officer for Hydrogenics Corp., a provider of fuel cell and hydrogen production technologies acquired by Cummins Inc. He holds a B.A.Sc. in Chemical Engineering from the University of Toronto and an M.B.A. from McMaster University.
We believe Mr. Wilson is qualified to serve on our board of directors because of his significant public company experience and knowledge of environmental technology.
Michael Niggli. Mr. Niggli has served as Chairman of our board of directors since June 2015 and as a member of our board of directors since June 2015. From 2000 to December 2013, he was with San Diego Gas & Electric Company, a regulated utility company owned by Sempra Energy (NYSE: SRE), most recently as President and Chief Operating Officer. Mr. Niggli previously served as Chairman of the Board, Chief Executive Officer and President of Sierra Pacific Resources, and Chairman of the Board, Chief Executive Officer and President of Nevada Power Company. He currently serves on the board of directors of Pacific Gas & Electric Co. (NYSE: PCG) and Avanea Energy Acquisition Corp. (Nasdaq: AVEA) as well as on the board of directors of several privately held companies. Mr. Niggli has authored several articles on issues pertinent to the electric, gas and telecommunications industries and founded the graduate program in power engineering at San Diego State University, where he lectured part-time for five years. Mr. Niggli holds a B.S. in Electrical Engineering from California State University, Long Beach, and an M.S. in Electrical Engineering from San Diego State University. Mr. Niggli participated in the Advanced Management Program at Harvard Business School.
We believe Mr. Niggli is qualified to serve on our board of directors because of his significant operational, risk management and leadership experience in the utility and energy sector.
Raffi Garabedian. Mr. Garabedian has served as a member of our board of directors since February 2021. Since March 2021, he has served as Chief Executive Officer at Electric Hydrogen Co., a company focused on industrial decarbonization Mr. Garabedian co-founded. From June 2008 to November 2020, Mr. Garabedian was with First Solar, Inc. (Nasdaq: FSLR), a manufacturer of solar panels and provider of utility-scale PV power plants and supporting services, most recently as Chief Technology Officer. He was the founding Chief Executive Officer of Touchdown Technologies, Inc., a semiconductor company, which was acquired by Verigy, Ltd. Mr. Garabedian is named on approximately 28 issued U.S. patents. He holds a B.S. in Electrical Engineering from Rensselaer Polytechnic University and an M.S. in Electrical Engineering from the University of California Davis.
We believe Mr. Garabedian is qualified to serve on our board of directors because of his extensive experience in manufacturing technology, strategy, product development, and management.
Alexi Wellman. Ms. Wellman has served as a member of our board of directors since October 12, 2021. Since January 2022, she has served as Chief Executive Officer of Altaba Inc. (Nasdaq: AABAP), a closed-end management investment company f/k/a Yahoo Inc. From June 2017 to December 2021, Ms. Wellman served as Chief Financial and Accounting Officer of Altaba Inc. From October 2015 to June 2017, Ms. Wellman was the Vice President, Global Controller of Yahoo Inc. (Nasdaq: YHOO) and prior to that role, served as Vice President, Finance from November 2013 to October 2015. From October 2004 to December 2011, Ms. Wellman served as a Partner at KPMG LLP, an audit, tax and advisory firm. Ms. Wellman currently serves as a director and chair of the audit and member of compensation and ESG committees of Werner Enterprises (NYSE: WERN). She previously served as a director of Endurance International Group (Nasdaq: EIGI) from 2018 to 2021, Bilander Acquisition Corp (Nasdaq: TWCB) from 2020 to 2022, TWC Tech Holdings II Corp. (Nasdaq: TWCT) from 2020 to 2021, Nebula Caravel Acquisition Corp. (Nasdaq: NEBC) from 2020 to 2021, and as a director of Yahoo Japan (Tokyo Stock Exchange: 4689) from 2016 to 2018. Ms. Wellman holds a B.S. in Accounting & Business Management from the University of Nebraska.
We believe Ms. Wellman is qualified to serve on our board of directors due to her extensive accounting, corporate finance, and strategic planning experience, as well as her service on the boards of directors of several public and private companies.

Director Independence
Our common stock is listed on the NYSE. As a company listed on the NYSE, we are required under NYSE listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and NYSE listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mr. Garabedian, Ms. Gast, Mr. Hossfeld, Mr. Niggli, Mr. Teamey, Mr. Wilson and Ms. Wellman, representing seven of our nine directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE. Eric Dresselhuys is not considered an independent director because of his position as our Chief Executive Officer. Craig Evans is not considered an independent director because of his position as our President and Co-Founder.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers, except that Mr. Evans and Dr. Song are married.
Board Leadership Structure
Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors will serve as our lead independent director.
Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson, along with the rest of our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. The board believes that Mr. Niggli’s deep knowledge of the company and industry, as well as strong leadership and governance experience, enable Mr. Niggli to lead our board effectively and independently. Mr. Niggli is also the lead independent director under NYSE rules.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.
Our board of directors believes its current leadership structure supports the risk oversight function of the board.
Board Committees
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
The current members of our audit committee are Ms. Wellman, Mr. Hossfeld and Ms. Gast. Ms. Wellman is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and also meets the financial literacy requirements of the listing standards of the NYSE. Our board of directors has determined that each of Ms. Wellman and Ms. Gast is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Since our Business Combination, our audit committee is responsible for, among other things:
•appointing and overseeing our independent auditor;
•approving audit and non-audit services;
•evaluating the independence and qualifications of our independent auditor;
•reviewing our internal controls and the integrity of our financial statements;
•reviewing presentation of financial information, earnings press releases and guidance;
•overseeing the design, implementation and performance of our internal audit function;
•reviewing the responsibilities, functions, qualifications, budget, performance, objectivity, and the scope and results of internal audits;
•setting hiring policies with regard to the hiring of employees or former employees of our independent auditor and overseeing compliance with such policies;
•reviewing, approving and monitoring related party transactions involving directors or executive officers;
•adopting and overseeing procedures to address complaints received by us regarding accounting, internal accounting controls or auditing matters;
•reviewing and discussing with management and our independent auditor (a) the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs, including our Code of Business Conduct and Ethics, compliance with anti-bribery and anti-corruption laws and regulations, and compliance with export control regulations and (b) reports regarding compliance with applicable laws, regulations and internal compliance programs; and
•reviewing and discussing with management, including our internal audit function, if applicable, and our independent auditor guidelines and policies to identify, monitor, and address enterprise risks.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at https://investors.essinc.com/governance/governance-documents/. Since the Closing Date through December 31, 2021, our audit committee held six (6) meetings.
Compensation Committee
The current members of our compensation committee are Mr. Garabedian and Mr. Teamey. Mr. Garabedian is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Since the Business Combination, our compensation committee is responsible for, among other things:
•reviewing and approving the compensation for our executive officers, including our Chief Executive Officer;
•reviewing, approving and administering, including the termination of, our employee benefit and equity incentive plans;
•advising our board of directors on management proposals to stockholders on executive compensation matters including advisory votes on executive compensation;
•establishing, and periodically reviewing, our employee compensation plans, policies and practices; and
•approving or making recommendations to our board of directors regarding the creation or revision of any clawback policy.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at https://investors.essinc.com/governance/governance-documents/. Since the Closing Date through December 31, 2021, there were no meetings of our compensation committee.
Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Mr. Niggli and Mr. Wilson. Mr. Niggli is the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of the NYSE. Since the Business Combination, our nominating and corporate governance committee is responsible for, among other things:
•reviewing and assessing and making recommendations to our board of directors regarding desired qualifications, expertise and characteristics sought of board members;
•identifying, evaluating, selecting or making recommendations to our board of directors regarding nominees for election to our board of directors;
•developing policies and procedures for considering stockholder nominees for election to our board of directors;
•reviewing our succession planning process for our Chief Executive Officer and any other members of our executive management team;
•reviewing and making recommendations to our board of directors regarding the composition, organization and governance of our board of directors and its committees;
•reviewing and making recommendations to our board of directors regarding our corporate governance guidelines and corporate governance framework;
•overseeing director orientation for new directors and continuing education for our directors;

•overseeing the evaluation of the performance of our board of directors and its committees;
•reviewing and monitoring compliance with our code of business conduct and ethics, and reviewing conflicts of interest of our board members and officers other than related party transactions reviewed by our audit committee; and
•administering policies and procedures for communications with the non-management members of our board of directors.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investors.essinc.com/governance/governance-documents/. Since the Closing Date through December 31, 2021, there were no meetings of our nominating and corporate governance committee.
Attendance at Board and Stockholder Meetings
Since the Business Combination through December 31, 2021, our board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis.
Compensation Committee Interlocks and Insider Participation
During 2021, the members of our compensation committee were Messrs. Garabedian and Teamey. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at ESS Tech, Inc., 26440 SW Parkway Ave, Bldg. 83, Wilsonville, Oregon 97070, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidate(s) will be considered for nomination. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2023 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2023 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Chief Financial Officer by mail to our principal executive offices at ESS Tech, Inc., 26440 SW Parkway Ave, Bldg. 83, Wilsonville, Oregon 97070. Our Chief Financial Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Financial Officer will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://investors.essinc.com/governance/governance-documents/. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.
Director Compensation
In 2021, our board of directors adopted an outside director compensation policy, or the Director Compensation Policy. Under the Director Compensation Policy, each non-employee director will be eligible to receive compensation for his or her service consisting of the following cash and equity components. Our board of directors has the discretion to revise non-employee director compensation as it deems necessary or appropriate.
Cash Compensation
All non-employee directors are entitled to receive the following cash compensation for their services:

Position	Annual Cash Retainer ($)
Lead Independent Director	25,000
Chair of Audit Committee	20,000
Member of Audit Committee	10,000
Chair of Compensation Committee	15,000
Member of Compensation Committee	7,500
Chair of Nominating and Corporate Governance Committee	10,000
Member of Nominating and Corporate Governance Committee	5,000
Equity Compensation
Under our Director Compensation Policy, each individual who first becomes a non-employee director automatically will be granted an award of restricted stock units covering a number of our shares having a value equal to $200,000, rounded down to the nearest whole share. Each award will vest in equal 1/3 installments on each anniversary following the grant date, subject to the non-employee director continuing to be a service provider through the applicable vesting date.
Additionally, on the date of each of our annual meetings, each non-employee director automatically will be granted an award of restricted stock units covering a number of our shares having a value of $150,000, rounded down to the nearest whole share. Each award will vest on the earlier of (i) the one-year anniversary of the date the award is granted or (ii) the day prior to the date of the annual meeting next following the date the award is granted, in each case, subject to the director continuing to be a service provider through the applicable vesting date.

Director Compensation for Fiscal 2021
The table below summarizes the compensation of each person serving as an ESS non-employee director for the year ended December 31, 2021. Claudia Gast joined our board of directors in February 2022 and therefore did not receive any compensation in 2021. Messrs. Dresselhuys and Evans did not receive any additional compensation for their service as directors in 2021. The compensation of Messrs. Dresselhuys and Evans as named executive officers is set forth above under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Stock Awards ($)	All Other Compensation ($)		Total ($)
Michael R. Niggli	18,192	209,954	—		228,146
Raffi Garabedian	14,781	173,731	—		188,512
Rich Hossfeld	13,644	—	—		13,644
Shirley Speakman(1)	—	—	—		—
Kyle Teamey	13,075	—	30,971	(2)	44,046
Daryl Wilson	32,121	323,905	—		356,026
Alexi Wellman	15,534	151,765	—		167,299
_____________________
(1)Ms. Speakman resigned from our board of directors effective February 17, 2022.
(2)Amount represents fees paid to BEV.
The following table presents information regarding outstanding equity awards held by our non-employee directors as of December 31, 2021.

Name	Number of Securities Underlying Unexercised Options (#)	Number of shares or units of stock that have not vested (#)
Michael R. Niggli	177,785	30,053
Raffi Garabedian	147,110	24,868
Daryl Wilson	274,271	46,364
Alexi Wellman	—	13,072

PROPOSAL NO. 1:
ELECTION OF CLASS I DIRECTORS
Our board of directors currently consists of nine directors and is divided into three classes with staggered three-year terms. At the annual meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Eric Dresselhuys, Rich Hossfeld and Claudia Gast as nominees for election as Class I directors at the annual meeting. If elected, each of Mr. Dresselhuys, Mr. Hossfeld and Ms. Gast will serve as a Class I director until the 2025 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Mr. Dresselhuys, Mr. Hossfeld and Ms. Gast have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2022. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2021.
At the annual meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our audit committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Changes in Certifying Accountant
As previously disclosed on our Current Reports on Form 8-K filed with the SEC on October 28, 2021 and November 22, 2021, upon the approval of our audit committee, Marcum LLP, or Marcum, who served as the independent registered public accounting firm for ACON S2 Acquisition Corp., or STWO, the legal predecessor of the company prior to the Business Combination was dismissed as the company’s independent registered public accounting firm and Ernst & Young LLP was engaged as the company’s independent registered public accounting firm to audit the company’s consolidated financial statements for the year ending December 31, 2021. Ernst & Young LLP previously served as the independent registered public accounting firm for Legacy ESS prior to the Business Combination.
The report of Marcum on STWO’s financial statements as of December 31, 2020 and for the period from July 21, 2020 (inception) through December 31, 2020, contained an explanatory paragraph related to substantial doubt to continue as a going concern but did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During the period from July 21, 2020 (STWO’s inception) to December 31, 2020 and the subsequent interim period through October 28, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its report on the STWO’s pre-merger financial statements as of December 31, 2020 and for the period from July 21, 2020 (STWO’s inception) to December 31, 2020. During the period from July 21, 2020 (STWO’s inception) to December 31, 2020 and the subsequent interim period through October 28, 2021, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for a material weakness in STWO’s pre-merger internal control over financial reporting related to the accounting for warrants issued by STWO.
During the period from July 21, 2020 (STWO’s inception) through October 28, 2021, neither the company, nor any party on behalf of the company, consulted with Ernst & Young LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the company’s consolidated financial statements, and no written report or oral advice was provided to the company by Ernst & Young LLP that was an important factor considered by the company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal year ended December 31, 2021.

2021
Audit Fees(1)	$2,655,848
Audit-Related Fees	—
Tax Fees(2)	9,270
All Other Fees(3)	5,130
Total Fees	$2,670,248
___________________________
(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with our Business Combination, and fees for services incurred in connection with our registration statements on Form S-1 and Form S-8 including comfort letters and consents.
(2)“Tax Fees” consists of tax return preparation and other tax matters.
(3)“All Other Fees” consists of fees for permitted products and services that are not included in the above categories.
Auditor Independence
In 2021, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Ernst & Young LLP for our fiscal year ended December 31, 2021 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares cast. Abstentions will have no effect on the outcome of the vote on this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to ESS’ financial reporting process, ESS’ management is responsible for (1) establishing and maintaining internal controls and (2) preparing ESS’ consolidated financial statements. ESS’ independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of ESS’ consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare ESS’ financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;
•discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in ESS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Alexi Wellman (Chair)
Rich Hossfeld
Claudia Gast
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by ESS under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent ESS specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of the date of this proxy statement. Information regarding Eric Dresselhuys and Craig Evans, who also serve as directors, is set forth above under “Board of Directors and Corporate Governance.”

Name	Age	Position(s)
Eric Dresselhuys	57	Chief Executive Officer and Director
Craig Evans	46	President, Director and Co-Founder
Amir Moftakhar	45	Chief Financial Officer
Julia Song	44	Chief Technology Officer and Co-Founder
Amir Moftakhar. Mr. Moftakhar has served as our Chief Financial Officer since February 2019. He has also served as Chief Underdog at Underdog Capital, a provider of chief financial officer and strategy services for growing companies since May 2018. From August 2009 to April 2018, he served in various management, financial, and strategic roles at Sempra Energy and San Diego Gas & Electric Company, a regulated utility company owned by Sempra Energy (NYSE: SRE), an energy services holding company. Mr. Moftakhar holds a B.S. in Managerial Economics from the University of California, Davis, an M.B.A. from the Graziadio School of Business at Pepperdine University, and an Executive Master of Leadership from the Price School of Public Policy at the University of Southern California.
Julia Song. Dr. Song is one of our co-founders and has served as our Chief Technology Officer since April 2012. She previously served in various management roles at ClearEdge from March 2005 to April 2012, most recently as Vice President, Research and Development. Dr. Song holds a B.S. in Chemistry from Peking University and a Ph.D. in Analytical Chemistry from the University of North Carolina at Chapel Hill.

EXECUTIVE COMPENSATION
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.
We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our shareholders. Our current compensation programs reflect our startup origins in that they consist primarily of salary and stock option awards. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
Our board of directors and the compensation committee, with input from our Chief Executive Officer, determines the compensation for ESS’ named executive officers. For the year ended December 31, 2021, our named executive officers were:
•Eric Dresselhuys, our Chief Executive Officer and Director;
•Craig Evans, our President, Co-Founder and Director; and
•Amir Moftakhar, our Chief Financial Officer.
Summary Compensation Table
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2021 and prior years where applicable, as determined under SEC rules.

Name and Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Nonequity Incentive Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Eric Dresselhuys(5)	2021	321,154	223,998		10,509,943	960,775	—	33,751	12,049,621
Chief Executive Officer and Director
Craig Evans	2021	384,760	275,833	(4)	446,134	464,284	—	14,456	1,585,467
President, Co-Founder and Director	2020	175,000	—		—	91,250	92,000	10,724	368,974
Amir Moftakhar	2021	232,599	73,375		705,781	619,039	—	24,868	1,657,662
Chief Financial Officer	2020	210,000	—		—	152,500	58,500	7,700	428,700
____________________________
(1)The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with the Financial Accounting Standards Board’s, or the FASB’s, Accounting Standards Codification, or ASC, Topic 718. See Note 15 to ESS’ audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 4, 2022, for a discussion of the assumptions made by ESS in determining the grant-date fair value of ESS’ equity awards. Notwithstanding the foregoing, in December 2021, Messrs. Dresselhuys and Evans were granted performance-based restricted stock units covering 1,974,638 shares and 22,887 shares, respectively, subject to stock price, financial and/or operational milestones. Of these performance awards, with respective to Mr. Dresselhuys, a grant of 305,176 restricted stock units based on stock price targets was reported assuming full achievement. Among the aggregate performance awards granted in December 2021, Mr. Dresselhuys received restricted stock units covering an aggregate of 1,440,582 restricted stock units that are reported as $0 value assuming a less than 50% likelihood of achievement — the value of these restricted stock units would be $16,725,157 assuming full achievement. Among the aggregate performance awards granted in December 2021, Mr. Evans received restricted stock units covering an aggregate of 15,258 restricted stock units that are reported as $0 value assuming a less than 50% likelihood of achievement — the value of these restricted stock units would be $177,145 assuming full achievement.
(2)Except as indicated below, represents a bonus under our 2021 bonus plan based upon the achievement of the company’s objectives for the year ended December 31, 2021.

(3)The amounts in this column include matching 401(k) contributions for all named executive officers. In the case of Messrs. Dresselhuys and Moftakhar, the amounts in this column include $26,356 and $11,802 in commuting benefits, respectively. In the case of Mr. Evans, the amounts in this column include life insurance premiums.
(4)Includes a bonus in the amount of $5,833 awarded for the successful grant of patents.
(5)Mr. Dresselhuys was hired in fiscal year 2021 and therefore was not a named executive officer in fiscal year 2020.
Narrative Disclosure to Summary Compensation Table
For 2021, the compensation program for our named executive officers consisted primarily of base salary, incentive compensation delivered in the form of bonuses, restricted stock unit awards and stock option awards, and 401(k) matching contributions.
Base Salary
Base salary is set at a level that is commensurate with the named executive officer’s duties and authorities, contributions, prior experience and sustained performance.
Cash Bonus
Each of our executive officers is eligible for an annual bonus under our Employee Incentive Compensation Plan. For 2021, each of our named executive officers had a bonus target expressed as a percentage of his or her salary, 90% in the case of Mr. Dresselhuys, 90% in the case of Mr. Evans, and 30% in the case of Mr. Moftakhar, and our board of directors determines actual bonuses based upon an assessment of achievement of corporate goals, which included specified technology, engineering, product development, operations and manufacturing, business development and sales, human capital, and finance goals. In early 2022, we determined the achievement of our named executive officers and each received a bonus payout at 75% of target. Our Executive Incentive Compensation Plan is more fully described below under “—Executive Incentive Compensation Plan.”
Stock Awards and Stock Option Awards
In 2021, stock awards and stock options have been granted to our named executive officers under the 2014 Plan and the 2021 Plan (each as defined below).
2014 Equity Incentive Plan
The 2014 Equity Incentive Plan, or the 2014 Plan, allowed us to provide incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock units (each, an “award” and the recipient of such award, a “participant”) to eligible employees, directors, and consultants and any parent or subsidiary of the company. The 2014 Plan was terminated in 2021 and we will not grant any additional awards under the 2014 Plan thereafter. However, the 2014 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2014 Plan.
Plan Administration. The 2014 Plan is administered by our board of directors or one or more of its committees. The administrator has all authority and discretion necessary or appropriate to administer the 2014 Plan and to control its operation, including the authority to construe and interpret the terms of the 2014 Plan and the awards granted under the 2014 Plan. The administrator’s determinations, interpretations and constructions are final, binding and conclusive on all persons.
Eligibility. Employees and consultants of ESS or an affiliate of ESS, including individuals serving as a member of the board of directors of an affiliate of ESS who is compensated for such services, and directors of ESS were eligible to receive awards. Only employees of ESS or its parent or subsidiary companies were eligible to receive incentive stock options.
Stock Options. Stock options have been granted under the 2014 Plan. Subject to the provisions of the 2014 Plan, the administrator determined the term of an option, the number of shares subject to an option, and the time period in which an option may be exercised.
The term of an option is stated in the applicable award agreement, but the term of an option may not exceed 10 years from the grant date. The administrator determined the exercise price of options, which generally may not be less than 100%

of the fair market value of our common stock on the grant date, unless expressly determined in writing by the administrator on the option’s grant date. However, an incentive stock option granted to an individual who directly or by attribution owns more than 10% of the total combined voting power of all of our classes of stock or of any our parent or subsidiary could not have a term longer than five years from the grant date or an exercise price less than 110% of the fair market value of our common stock on the grant date.
The administrator determined how a participant may pay the exercise price of an option, and the permissible methods are generally set forth in the applicable award agreement. The administrator granted options that are exercisable prior to vesting, subject to the terms and conditions of an early exercise stock purchase agreement. Stock purchased prior to vesting generally are subject to a repurchase right in favor of ESS.
If a participant’s service with ESS or its affiliate terminates, that participant may exercise the vested portion of his or her option for the period of time stated in the applicable award agreement. Vested options generally will remain exercisable for three months (or such longer or shorter period of time (but not less than thirty days) as set forth in the applicable award agreement) if a participant’s service terminates for a reason other than death, disability, or cause. If a participant’s service terminates due to death, vested options generally will remain exercisable for eighteen months from the date of termination (or such other longer or shorter period (but not less than six months) as set forth in the applicable award agreement). If a participant’s service terminates for disability, vested options generally will remain exercisable for 12 months from the date of termination (or such other longer or shorter period (but not less than six months) as set forth in the applicable award agreement). If a participant’s service terminates for cause, the entire option will generally terminate immediately. In no event will an option remain exercisable beyond its original term. If a participant does not exercise his or her option within the time specified in the award agreement, the option will terminate. Except as described above, the administrator has the discretion to determine the post-termination exercisability periods for an option.
Restricted Stock Units. Restricted stock units have been granted under the 2014 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share. The administrator will determine the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. The administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned restricted stock units in cash, shares, or a combination of both.
Non-Transferability of Awards. Unless determined otherwise by the administrator, options generally are not transferable except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the participant only by the participant.
Certain Adjustments. If any change that is made in, or other events that occur with respect to, common stock subject to the 2014 Plan or subject to any award without the receipt of consideration by us through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, our board of directors will appropriately and proportionately adjust (i) the class(es) and maximum number of securities subject to the 2014 Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, and (iii) the class(es) and number of securities and price per share of stock subject to outstanding awards.
Dissolution or Liquidation. Unless otherwise determined by the administrator, in the event of a dissolution or liquidation of ESS, all outstanding awards will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of common stock subject to ESS’ repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by ESS notwithstanding the fact that the holder of such award is providing continuous service.
Corporate Transaction. Unless otherwise agreed to by us or provided by the administrator, in the event of a “corporate transaction” (as defined in the 2014 Plan), our board of directors will take one or more of the following actions with respect to awards: (i) arrange for the Surviving Corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award; (ii) arrange for the assignment of any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to the award to the Surviving Corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company); (iii) accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such corporate transaction as our board of directors shall determine (or, if our board of directors shall not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; (iv) arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the award; (v) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the corporation transaction, in exchange for such cash consideration, if any, as our board of directors, in its sole discretion, may consider appropriate; and (vi) make a payment, in such form as may be determined by our board of directors equal to the excess, if any, of (A) the value of the property the holder of the award would have received upon the exercise of the award, over (B) any exercise price payable by such holder in connection with such exercise. Our board of directors need not take the same action with respect to all awards or with respect to all participants.
Amendment; Termination. The administrator may amend the 2014 Plan in any respect our board of directors deems necessary or advisable. Except as provided in the 2014 Plan, rights under any award granted before an amendment of the 2014 Plan will not be impaired by any amendment of the 2014 Plan, unless the holder of such award consents in writing. Our board of directors may suspend or terminate the 2014 Plan at any time.
Treatment of Equity Incentive Awards in Connection with the Merger. In connection with the consummation of the Merger, our stockholders approved the 2021 Plan, replacing the 2014 Plan. For more information about the 2021 Plan, see the section of this proxy statement below titled “—2021 Equity Incentive Plan”.
2021 Equity Incentive Plan
In 2021, the 2021 Equity Incentive Plan, or the 2021 Plan, became effective and was approved by shareholders. The 2021 Plan replaced the 2014 Plan, which expired as to future grants as of the effective date of the Business Combination.
Summary of the 2021 Plan
The following paragraphs provide a summary of the principal features of the 2021 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2021 Plan and is qualified in its entirety by the specific language of the 2021 Plan.
Purpose of the 2021 Plan
The purposes of the 2021 Plan are to attract and retain personnel for positions with us, any parent or subsidiary, and any entity that is in control of, is controlled by or is under common control with ESS (such entities are referred to herein as, the company group); to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards as the administrator of the 2021 Plan may determine.
Eligibility
The 2021 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants.
Authorized Shares
Subject to the adjustment provisions contained in the 2021 Plan and the evergreen provision described below, the maximum number of shares of common stock that may be issued pursuant to awards under the 2021 Plan is (i) 12,210,000 shares of common stock, plus (ii) any shares of common stock subject to stock options, restricted stock units or other awards that were assumed in the Business Combination and terminate as a result of being unexercised or are forfeited to or repurchased by us, with the maximum number of shares to be added to the 2021 Plan pursuant to clause (ii) equal to 5,153,522 shares of our common stock. The 2021 Plan also includes an evergreen provision that provides for an automatic annual increase to the number of shares of our common stock available for issuance under the 2021 Plan on the first day of each fiscal year beginning with the 2021 fiscal year, equal to the least of:
•15,260,000 shares of common stock;

•5% of the total number of shares of all classes of our common stock as of the last day of our immediately preceding fiscal year; or
•Such lesser amount determined by the administrator.
The 2021 Plan provides that the evergreen provision will terminate following the increase on the first day of the 2031 fiscal year.
Generally, if an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units or performance awards, is forfeited to or reacquired by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased shares) that were subject to such awards will become available for future grant or sale under the 2021 Plan (unless it has terminated). With respect to stock appreciation rights, only shares actually issued will cease to be available. Shares that actually have been issued under the 2021 Plan under any award will not be returned to the 2021 Plan and will not become available for future distribution under the 2021 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by ESS or are forfeited to ESS, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale. To the extent an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance. If our board of directors, or a committee appointed by our board of directors, grants awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or that becomes a part of any member of the company group, the grant of those substitute awards will not decrease the number of shares available for issuance under the 2021 Plan.
If any extraordinary dividend or other extraordinary distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the company, issuance of warrants or other rights to acquire securities of ESS, other change in the corporate structure of ESS affecting the shares, or any similar equity restructuring transaction affecting the shares occurs, the administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2021 Plan, will adjust the number and class of shares that may be delivered under the 2021 Plan; the number, class, and price of shares covered by each outstanding award; and the numerical share limits contained in the 2021 Plan.
Plan Administration
The 2021 Plan will be administered by the compensation committee or by our board of directors acting in place of the compensation committee and are referred to as the administrator. Different administrators may administer the 2021 Plan with respect to different groups of service providers. Our board of directors may retain the authority to concurrently administer the 2021 Plan and revoke the delegation of some or all authority previously delegated.
Subject to the terms of the 2021 Plan and applicable laws, the administrator generally will have the power in its sole discretion to make any determinations and perform any actions deemed necessary or advisable for administering the 2021 Plan. The administrator will have the power to administer the 2021 Plan, including but not limited to the power to construe and interpret the 2021 Plan and awards granted under the 2021 Plan, and determine the terms of awards, including but not limited to the exercise price (if any), the number of shares of our common stock subject to each award, the time when awards may vest or be exercised (including the ability to accelerate the vesting and exercisability of awards), and the form of consideration payable upon exercise, if applicable. The administrator may select the service providers to whom awards may be granted and approve forms of awards agreements under the 2021 Plan. The administrator will also have the authority to amend awards (including but not limited to the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option) and to temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes, subject to the provisions of the 2021 Plan. Unless a participant is on an approved leave of absence, the administrator will have sole discretion to determine the date on which a participant stops actively providing services to ESS or the company group. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards.

Stock Options
Options may be granted under the 2021 Plan. Subject to the provisions of the 2021 Plan, the administrator will determine the terms and conditions of options, including when such options vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such options will vest or become exercisable). The per share exercise price of any option generally must be at least 100% of the fair market value of a share on the date of grant, and the term of an incentive stock option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of ESS or any of its parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per share exercise price of such incentive stock option must be at least 110% of the fair market value of a share on the grant date. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. Generally, the fair market value of a share is the closing sales price of a share on the relevant date as quoted on the NYSE. In no event may an option be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2021 Plan. Subject to the provisions of the 2021 Plan, the administrator will determine the other terms of options, including but not limited to the acceptable forms of consideration for exercising an option.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of the 2021 Plan, the administrator will determine the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such rights will vest or become exercisable) and whether to pay any increased appreciation in cash, shares, or a combination of both. The per share exercise price of a stock appreciation right must be at least 100% of the fair market value of a share on the date of grant with respect to United States taxpayers, and the term of a stock appreciation right will be 10 years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her option agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its terms, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2021 Plan.
Restricted Stock
Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of shares that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us or members of the company group), and the administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting but will not have dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.
Restricted Stock Units
Restricted stock units may be granted under the 2021 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one Share. The administrator will determine the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. The administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned restricted stock units in cash, shares, or a combination of both.
Performance Awards
Performance awards may be granted under the 2021 Plan. Performance awards are awards that will result in a payment to a participant only if objectives established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, will determine the value of the payout for the performance awards to be paid out to participants. The administrator will have the discretion to reduce or waive any performance objectives or other vesting provisions for performance awards. Performance awards will have a threshold, target, and maximum payout value established by the administrator on or before the grant date. The administrator will have the discretion to pay earned performance awards in the form of cash, shares, or in some combination of both.
Non-Employee Directors
The 2021 Plan provides that any non-employee director, in any fiscal year, may not be paid, issued or granted cash compensation and equity awards under the 2021 Plan with an aggregate value of more than $750,000, increased to $1,000,000 in connection with the non-employee director’s initial service, with the value of each equity award based on its grant date fair value. For purposes of this limitation, the grant date fair value is determined in accordance with GAAP. Any cash compensation or equity awards granted under the 2021 Plan to a non-employee director for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Non-Transferability of Awards
Unless the administrator provides otherwise, the 2021 Plan generally does not allow for the transfer or disposal of awards and only the recipient of an award may exercise an award during his or her lifetime. Any unauthorized transfer will be void.
Dissolution or Liquidation
If there is a proposed liquidation or dissolution of ESS, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.
Merger or Change in Control
The 2021 Plan provides that if there is a merger or a “change in control” (as defined under the 2021 Plan) of ESS, each outstanding award will be treated as the administrator determines (subject to the following paragraph) without a participant’s consent, including that an award be continued by the successor corporation or that vesting of awards may accelerate automatically upon consummation of the transaction. The administrator will not be required to treat all awards, portions of awards or participants similarly and may modify awards, subject to the provisions of the 2021 Plan.
With respect to awards held by a non-employee director, in the event of a change in control, the non-employee director will fully vest in and have the right to exercise his or her options and/or stock appreciation rights, all restrictions on his or her restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant.
Forfeiture and Clawback
All awards granted under the 2021 Plan will be subject to recoupment under any clawback policy that we are required to adopt under applicable law or listing standards. In addition, the administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events. If ESS is required to prepare an accounting restatement due to the material noncompliance of ESS with any applicable securities laws as a result of a participant’s misconduct or if a participant is subject to forfeiture under applicable law, the participant must reimburse the company in the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.
Amendment or Termination
The 2021 Plan became effective upon the Closing and will continue in effect until terminated by the administrator, however no incentive stock options may be granted after the ten-year anniversary of the adoption of the 2021 Plan by our board of directors, and the evergreen feature of the 2021 Plan will terminate following the increase on the first day of the 2030 fiscal year. In addition, our board of directors will have the authority to amend, suspend, or terminate the 2021 Plan, but such action generally may not materially impair the rights of any participant without his or her written consent.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2021 Plan. The summary is based on existing U.S. laws and regulations as of October 2020, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.
Nonstatutory Stock Options
A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Awards
A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2021 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect
ESS generally will be entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and certain “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.
Number of Awards Granted to Employees, Consultants and Directors
The number of awards that an employee, director, or consultant may receive under the 2021 Plan is in the discretion of the administrator and therefore cannot be determined in advance. We have not previously sponsored an equity incentive plan, and, therefore, the aggregate number of shares of our common stock, which would have been received by or allocated to our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all other current employees who are not executive officers, as a group is not determinable.
2021 Employee Stock Purchase Plan
In 2021, the 2021 Employee Stock Purchase Plan, or the ESPP, became effective and was approved by stockholders.
Purpose of the ESPP
The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of our common stock through accumulated contributions, which generally will be made through payroll deductions. The ESPP permits the administrator to grant purchase rights that qualify for preferential tax treatment under Section 423 of the Code. In addition, the ESPP authorizes the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans adopted by the administrator that are designed to achieve desired tax or other objectives.
Shares Available for Issuance
Subject to adjustment upon certain changes in our capitalization as described in the ESPP, the maximum number of shares of our common stock that will be available for issuance under the ESPP is 3,060,000 shares. The shares may be authorized, but unissued, or reacquired our common stock. The number of shares of our common stock available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2021 fiscal year equal to the least of (i) 3,060,000 shares of our common stock, (ii) one percent (1%) of the outstanding shares of all classes of our common stock on the last day of the immediately preceding fiscal year, or (iii) an amount determined by the administrator.
We currently are unable to determine how long this share reserve may last because the number of shares that will be issued in any year or offering period depends on a variety of factors that cannot be predicted with certainty, including, for example, the number of employees who elect to participate in the ESPP, the level of contributions made by participants and the future price of shares of our common stock.
Administration
The ESPP is administered by our board of directors or a committee appointed by our board of directors that is constituted to comply with applicable laws (including the compensation committee). Currently, the compensation committee is the administrator of the ESPP. Subject to the terms of the ESPP, the administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to delegate ministerial duties to any of our employees, to designate separate offerings under the ESPP, to designate subsidiaries and affiliates as participating in the Section 423 Component and the Non-Section 423 Component, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish such procedures that it deems necessary or advisable for the administration of the ESPP. The administrator is authorized to adopt rules and procedures in order to: determine eligibility to participate, determine the definition of compensation for the purposes of contributions to the ESPP, handle contributions to the ESPP, coordinate the making of contributions to the ESPP, establish bank or trust accounts to hold contributions to the ESPP, effect the payment of interest, effect the conversion of local currency, satisfy obligations to pay payroll tax, determine beneficiary designation requirements, implement and determine withholding procedures and determine procedures for the handling of stock certificates that vary with applicable local requirements. The administrator will also be authorized to determine that, to the extent permitted by applicable law, the terms of a purchase right granted under the ESPP or an offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the ESPP or the same offering to employees resident solely in the United States. Every finding, decision and determination made by the administrator will, to the full extent permitted by law, be final and binding upon all parties.
Eligibility
Generally, all of our employees are eligible to participate if they are customarily employed by us, or any participating subsidiary or affiliate, for at least 20 hours per week and more than five months in any calendar year. The administrator, in its discretion, may, prior to an enrollment date, for all options to be granted on such enrollment date in an offering, determine that an employee who (i) has not completed at least two years of service (or a lesser period of time determined by the administrator) since his or her last hire date, (ii) customarily works not more than 20 hours per week (or a lesser period of time determined by the administrator), (iii) customarily works not more than five months per calendar year (or a lesser period of time determined by the administrator), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to disclosure requirements under Section 16(a) of the Exchange Act, is or is not eligible to participate in such offering period.
However, an employee may not be granted rights to purchase shares of our common stock under the ESPP if such employee:
•immediately after the grant would own capital stock and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of ours or of any parent or subsidiary of ours; or

•holds rights to purchase shares of our common stock under all employee stock purchase plans of ours or any parent or subsidiary of ours that accrue at a rate that exceeds $25,000 worth of shares of our common stock for each calendar year in which such rights are outstanding at any time.
Offering Periods
The ESPP includes a component that allows us to make offerings intended to qualify under Section 423 of the Code and a component that allows us to make offerings not intended to qualify under Section 423 of the Code to designated companies, as described in the ESPP. Offering periods will begin and end on such dates as may be determined by the administrator in its discretion, in each case on a uniform and nondiscriminatory basis, and may contain one or more purchase periods. The administrator may change the duration of offering periods (including commencement dates) with respect to future offerings so long as such change is announced prior to the scheduled beginning of the first offering period affected. No offering period may last more than 27 months.
Contributions
The ESPP permits participants to purchase shares of our common stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 15% of their eligible compensation, or such other limit established by the administrator from time to time in its discretion and on a uniform and nondiscretionary basis for all options to be granted on an enrollment date in an offering, which includes a measure to be determined by the Administrator. Unless otherwise determined by the administrator, during any offering period, a participant may not increase the rate of his or her contributions and may only decrease the rate of his or her contributions (including to 0%) one time.
Exercise of Purchase Right
Amounts contributed and accumulated by the participant will be used to purchase shares of our common stock at the end of each purchase period. A participant may purchase up to a maximum number shares of our common stock to be determined by the Administrator during a purchase period. The purchase price of the shares will be determined by the administrator from time to time, in its discretion and on a uniform and nondiscriminatory basis for all options to be granted on an enrollment date, provided that in no event may the purchase price be less than 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the exercise date, which is generally the last trading day of a purchase period. Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares of our common stock. Participation ends automatically upon termination of employment with us.
Termination of Participation
Participation in the ESPP generally will terminate when a participating employee’s employment with us or a designated company ceases for any reason, the employee withdraws from the ESPP or we terminate or amend the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to any applicable deadline, specified by the administrator. Upon withdrawal from the ESPP, in general the employee will receive all amounts credited to his or her account without interest (unless otherwise required under applicable law) and his or her payroll withholdings or contributions under the ESPP will cease.
Non-Transferability
Neither contributions credited to a participant’s account nor rights to purchase shares of our common stock and any other rights and interests under the ESPP may be assigned, transferred, pledged or otherwise disposed of (other than by will, the laws of descent and distribution or beneficiary designation in the event of death). Any attempt at such prohibited disposition will be without effect, except that we may treat such act as an election to withdraw participation.
Certain Transactions
In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares of our common stock or our other securities, or other change in our corporate structure affecting the common stock occurs (other than any ordinary dividends or other ordinary distributions), the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the ESPP in such manner it may deem equitable, will adjust the number and class of our common stock that may be delivered under the ESPP, the purchase price per share, the number of shares of our common stock covered by each purchase right under the ESPP that has not yet been exercised, and the numerical limits of the ESPP.
In the event of our proposed dissolution or liquidation, any ongoing offering periods will be shortened and will terminate immediately before consummation of the proposed dissolution or liquidation following the purchase of shares of our common stock under the shortened offering periods, unless provided otherwise by the administrator. Prior to the new exercise date, the administrator will notify participants regarding the new exercise date and the exercise to occur on such date.
In the event of a merger or “change in control” (as defined in the ESPP), each outstanding option under the ESPP will be assumed or substituted for by the successor corporation or its parent or subsidiary. In the event that options are not assumed or substituted for, the offering period will be shortened by setting a new exercise date on which the offering period will end, which will occur prior to the closing of the merger or change in control. Prior to the new exercise date, the administrator will notify participants regarding the new exercise date and the exercise to occur on such date.
Amendment; Termination
The administrator will have the authority to amend, suspend or terminate the ESPP. The ESPP automatically will terminate in 2041, unless we terminate it sooner. If the administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the administrator may modify, amend or terminate the ESPP to reduce or eliminate such accounting consequence. If the ESPP is terminated, the administrator in its discretion may terminate all outstanding offering periods either immediately or after consummation of the purchase of shares of our common stock under the ESPP (which may be adjusted to occur sooner than originally scheduled), or in accordance with their terms. If options are terminated prior to their expiration, then all amounts credited to participants that have not been used to purchase shares of our common stock will be returned, without interest (unless otherwise required under applicable law), as soon as administratively practicable.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the ESPP. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.
The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to ESS, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of our common stock acquired under the ESPP or in the event of the participant’s death while still owning the purchased shares of our common stock.
If the participant sells or otherwise disposes of the purchased shares of our common stock within two years after the start date of the offering period in which the shares of our common stock were acquired or within one year after the actual purchase date of those shares of our common stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares of our common stock on the purchase date exceeded the purchase price paid for those shares of our common stock, and we will be entitled to an income tax deduction equal in amount to such excess, for the taxable year in which such disposition occurs. The amount of this ordinary income will be added to the participant’s basis in the shares of our common stock, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares of our common stock have been held for more than one year since the date of purchase, the gain or loss will be long-term.
If the participant sells or disposes of the purchased shares of our common stock more than two years after the start date of the offering period in which the shares of our common stock were acquired and more than one year after the actual purchase date of those shares of our common stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares of our common stock on the sale or disposition date exceeded the purchase price paid for those shares of our common stock, or (b) 15% of the fair market value of the shares of our common stock on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the shares of our common stock on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to such disposition.
In addition, a participant’s annual “net investment income,” as defined in Section 1411 of the Code, may be subject to a 3.8% U.S. federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares of our common stock purchased under the ESPP. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.
If the participant still owns the purchased shares of our common stock at the time of death, the lesser of (i) the amount by which the fair market value of the shares of our common stock on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares of our common stock on the start date of the offering period in which those shares of our common stock were acquired will constitute ordinary income in the year of death.
Plan Benefits
Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate, the amount of his or her eligible compensation, and his or her determination as to the portion of his or her eligible compensation to contribute to the ESPP. Further, the number of shares of our common stock that may be purchased under the ESPP is determined, in part, by the price of our shares of our common stock on the first day of each offering period and applicable exercise date of each purchase period. Accordingly, the actual number of shares of our common stock that would be purchased by any individual under the ESPP in the future is not determinable. We have not previously sponsored an employee stock purchase plan, and, therefore, the number of shares of our common stock which would have been received by or allocated to our named executive officers, all current executive officers as a group, and all other current employees who may participate in the ESPP as a group are not determinable. Non-employee directors are not eligible to participate in the ESPP.
Executive Incentive Compensation Plan
We sponsor our Executive Incentive Compensation Plan, or Incentive Compensation Plan. Our Incentive Compensation Plan allows our compensation committee to provide cash incentive awards to employees selected by our compensation committee, including our named executive officers, based upon performance goals established by our compensation committee. Pursuant to the Incentive Compensation Plan, our compensation committee, in its sole discretion, establishes a target award for each participant and a bonus pool, with actual awards payable from such bonus pool, with respect to the applicable performance period.
Under our Incentive Compensation Plan, our compensation committee determines the performance goals applicable to any award, which goals may include, without limitation, annual recurring revenue, attainment of research and development milestones, bookings, business divestitures and acquisitions, cash flow, cash flow from operations, cash position, contract awards or backlog, committed annual recurring revenue, current remaining performance obligation, customer renewals, customer retention rates from an acquired company, subsidiary, business unit or division, customer success (including by any customer success metric such as NPS), earnings (which may include earnings before interest and taxes, earnings before taxes, and net taxes), earnings per share, expenses, gross margin, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net new annual contract value, net profit, net retention, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, overhead or other expense reduction, product release timelines, productivity, profit, remaining performance obligation, retained earnings, return on assets, return on capital, return on invested capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, total stockholder return, working capital, workplace diversity metrics, and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.
Our compensation committee administers our Incentive Compensation Plan. The administrator of our Incentive Compensation Plan may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards will be paid in cash (or its equivalent) in a single lump sum only after they are earned, which usually requires continued employment through the date the actual award is paid. The compensation committee reserves the right to settle an actual award with a grant of an equity award under the company’s then-current equity compensation plan, which equity award may have such terms and conditions, as the compensation committee determines. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in our Incentive Compensation Plan.
Our board of directors and our compensation committee have the authority to amend, alter, suspend or terminate our Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.
Employment Arrangements
Eric Dresselhuys
We entered into an employment agreement with Eric Dresselhuys, our Chief Executive Officer, on April 1, 2021. Mr. Dresselhuys’s base salary is $300,000, and he is eligible for an annual cash incentive bonus of up to 90% of his base salary.
Mr. Dresselhuys is an at-will employee. ESS or Mr. Dresselhuys may terminate his employment at any time for any reason. Mr. Dresselhuys’s employment agreement provides for an initial term from March 25, 2021 through March 25, 2025, with additional one-year terms thereafter, unless either ESS or Mr. Dresselhuys provides notice of the decision to not renew the term at least 60 days before the end of a term. Non-renewal by ESS will constitute a termination without “cause” (as defined in Mr. Dresselhuys’s employment agreement). During the period commencing on May 23, 2021 and continuing for the 18 months following the date that his employment is terminated for any reason, Mr. Dresselhuys is prohibited from soliciting certain current and former ESS service provides and customers.
If we terminate Mr. Dresselhuys’s employment without cause or Mr. Dresselhuys terminates his employment for “good reason” (as defined in Mr. Dresselhuys’s employment agreement) other than in connection with a “change in control” (as defined in Mr. Dresselhuys’s employment agreement), then Mr. Dresselhuys will be entitled to continuing payments of base salary and ESS-paid COBRA coverage for 12 months following such termination, a pro-rated bonus payment for the fiscal year in which such termination occurs based on actual achievement, any earned but unpaid bonus from the year prior to such termination, and acceleration of his unvested and outstanding time-based equity awards to the extent that such awards would have vested had his employment continued for an additional six months following such termination (except that, if the termination occurs between six months and 12 months after Mr. Dresselhuys’s start date, the number of months of additional vesting will be equal to the number of months of Mr. Dresselhuys’s service). If we terminate Mr. Dresselhuys’s employment without cause or Mr. Dresselhuys terminates his employment for good reason in connection with a change in control, then Mr. Dresselhuys will be entitled to continuing payments of base salary and ESS-paid COBRA coverage for eighteen months following such termination, a pro-rated bonus payment for the fiscal year in which such termination occurs based on actual achievement, any earned but unpaid bonus from the year prior to such termination, and 100% acceleration of his unvested and outstanding equity awards, with performance-based awards accelerating at target achievement. Receipt of any such termination benefits are subject to Mr. Dresselhuys signing and not revoking a separation agreement and release of claims in a form acceptable to ESS, which must become effective no later than the sixtieth day following the termination, and his compliance with the restrictive covenants described above.
Craig Evans
ESS entered into an employment agreement with Craig Evans, our President, Co-Founder and director (and former Chief Executive Officer), on May 23, 2021. Mr. Evans’s base salary is $275,000, and he is eligible for an annual cash incentive bonus of up to 90% of his base salary.
Mr. Evans is an at-will employee. ESS or Mr. Evans may terminate his employment at any time for any reason. Mr. Evans’s employment agreement provides for an initial term through May 23, 2024, with additional one-year terms thereafter, unless either ESS or Mr. Evans provides notice of the decision to not renew the term at least 60 days before the end of a term. Non-renewal by ESS will constitute a termination without “cause” (as defined in Mr. Evans’s employment agreement). During the period commencing on May 23, 2021, and continuing for the eighteen months following the date that his employment is terminated for any reason, Mr. Evans is prohibited from soliciting certain current and former ESS service providers and customers.
If we terminate Mr. Evans’s employment without cause or Mr. Evans terminates his employment for “good reason” (as defined in Mr. Evans’s employment agreement) other than in connection with a “change in control” (as defined in Mr. Evans’s employment agreement), then Mr. Evans will be entitled to continuing payments of base salary and ESS-paid COBRA coverage for 12 months following such termination, a pro-rated bonus payment for the fiscal year in which such termination occurs based on actual achievement, any earned but unpaid bonus from the year prior to such termination, and acceleration of his unvested and outstanding time-based equity awards to the extent that such awards would have vested had his employment continued for an additional six months following such termination. If we terminate Mr. Evans’s employment without cause or Mr. Evans terminates his employment for good reason in connection with a change in control, then Mr. Evans will be entitled to continuing payments of base salary and ESS-paid COBRA coverage for eighteen months following such termination, a pro-rated bonus payment for the fiscal year in which such termination occurs based on actual achievement, any earned but unpaid bonus from the year prior to such termination, and 100% acceleration of his unvested and outstanding equity awards, with performance-based awards accelerating at target achievement. Receipt of any such termination benefits are subject to Mr. Evans signing and not revoking a separation agreement and release of claims in a form acceptable to ESS, which must become effective no later than the 60th day following the termination, and his compliance with the restrictive covenants described above.
Amir Moftakhar
ESS entered into an employment letter with Amir Moftakhar, our Chief Financial Officer, on July 31, 2019. Mr. Moftakhar’s base salary is $210,000, and he is eligible for an annual cash incentive bonus of up to 30% of his base salary.
Mr. Moftakhar’s employment agreement provides for no specific term and Mr. Moftakhar is an at-will employee. ESS or Mr. Moftakhar may terminate his employment at any time for any reason.

Outstanding Equity Awards at Fiscal 2021 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021. Market value of shares that have not vested is based on the ESS’ closing trading price of $11.44 per share on December 31, 2021.

	Option Awards(1)					Stock Awards(2)
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stuck that have not vested (#)	Market value of shares of units of stock that have not vested ($)
Eric Dresselhuys	4/28/2021	(3)	—	308,931	5.38	4/27/2031
	10/08/2021	(5)					130,059	1,487,875
	12/17/2021	(6)					457,763	5,236,809
	12/17/2021	(6)					305,175	3,491,202
	12/17/2021	(6)					601,351	6,879,455
	12/17/2021	(6)					88,031	1,007,075
	12/17/2021	(6)					228,881	2,618,399
	12/17/2021	(6)					305,175	3,491,202
	12/17/2021	(6)					305,175	3,491,202
Craig Evans	7/24/2020	(7)	30,650	141,745	0.33	7/24/2030
	2/15/2021	(8)	3,677	84,589	0.54	2/14/2031
	10/08/2021	(2)					58,984	674,777
	12/17/2021	(6)					7,629	87,276
	12/17/2021	(6)					7,629	87,276
	12/17/2021	(6)					2,934	33,565
Amir Moftakhar	1/11/2020	(9)	130,265	165,793	0.33	1/10/2030
	12/18/2020	(10)	53,633	130,254	0.33	12/17/2030
	02/15/2021	(11)	4,903	112,785	0.54	2/14/2031
	10/08/2021	(4)					101,026	1,155,737
_____________________
(1)All stock options were granted pursuant to the 2014 Equity Incentive Plan.
(2)Restricted stock units granted on or prior to October 8, 2021 were granted pursuant to the 2014 Equity Incentive Plan, and those after October 8, 2021 were granted pursuant to the 2021 Equity Incentive Plan.
(3)1/4th of the total shares will vest on March 25, 2022, and 1/48th will vest each month thereafter, subject to the holder’s continuous service through each vesting date.
(4)100% of the award vested upon satisfaction of stock price milestones in 2021 and were outstanding as of the end of the fiscal year and settled on January 4, 2022.
(5)1/4th of the total shares will vest on May 20, 2022, and 1/48th will vest each month thereafter, subject to the holder’s continuous service through each vesting date.
(6)Vesting is subject to performance milestones, subject to the holder’s continuous service through each vesting date.
(7)1/48th of the total shares vested or will vest each month beginning on February 22, 2021, subject to the holder’s continuous service through each vesting date.
(8)50% of the award was eligible to vest based on certain financial milestones. Eligible shares vest as to 1/48th of the eligible shares each month beginning on November 8, 2021, subject to the holder’s continuous service through each vesting date.
(9)1/4th of the total shares vested on February 18, 2020, and 1/48th vested or will vest each month thereafter, subject to the holder’s continuous service through each vesting date.
(10)1/48th of the total shares vested or will vest each month beginning on November 23, 2020, subject to the holder’s continuous service through each vesting date.
(11)1/48th of the total shares vested or will vest each month beginning on November 8, 2021, subject to the holder’s continuous service through each vesting date.

Role of Compensation Consultant
In 2021, the compensation committee directly retained the services of Pearl Meyer and Partners, LLC, or Pearl Meyer, an independent national executive compensation consulting firm, to assist it in fulfilling its duties and responsibilities. Pearl Meyer does not provide services to the company or its management outside of the services provided to the compensation committee unless directed by the compensation committee.
The compensation committee expects to engage outside consultants every two to three years. The consultants were asked to review and analyze comparisons of senior executive compensation and benefits and director compensation utilizing independent surveys and their own database of compensation information. The consultants provided conclusions regarding the salary and benefit levels of senior management and the board of directors. The compensation committee has assessed the independence of Pearl Meyer, as required under NYSE rules. The compensation committee has also considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to any of the compensation consultants described above. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Pearl Meyer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 31, 2022 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 152,606,563 shares of our common stock outstanding as of March 31, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2022, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o ESS Tech, Inc., 26440 SW Parkway Ave, Bldg. 83, Wilsonville, Oregon 97070.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
BASF Venture Capital GmbH (1)	9,214,562	6.0
Breakthrough Energy Ventures, LLC (2)	18,559,329	12.2
Cycle Capital Fund III, L.P. (3)	11,292,025	7.4
Entities affiliated with Pangaea Ventures III LLC (4)	13,000,782	8.5
SB Energy Global Holdings One Ltd. (5)	35,954,722	23.6
Entities affiliated with Fidelity (6)	11,440,288	7.5

Named Executive Officers and Directors:
Eric Dresselhuys (7)	259,595	*
Craig Evans (8)	5,465,581	3.6
Amir Moftakhar (9)	692,165	*
Raffi Garabedian (10)	70,840	*
Claudia Gast	—	—
Rich Hossfeld	—	—
Michael R. Niggli (11)	1,234,115	*
Kyle Teamey	—	—
Alexi Wellman	—	—
Daryl Wilson (12)	206,355	*
All directors and executive officers as a group (11 persons) (13)	10,352,018	6.8
___________________________
*Represents less than 1%.
(1)Based on the Schedule 13G/A filed by BASF Ventures Capital GmbH with the SEC on February 11, 2022. The address for BASF Ventures Capital GmbH is BE 01, Benckiserplatz 1, Ludwigshafen/Rhine, Germany 67059.
(2)Breakthrough Energy Ventures, LLC is managed by Breakthrough Energy Investments, LLC, its manager, which may be deemed to have beneficial ownership over the shares and exercises voting and investment control through its investment committee. The address for each of Breakthrough Energy Ventures, LLC and Breakthrough Energy Investments, LLC is 250 Summer Street, 4th Floor, Boston, Massachusetts 02210.

(3)Cycle Capital Management II Inc. is the general manager of Cycle Capital III, L.P., which is the general partner of Cycle Capital Fund III. Andrée-Lise Methot and Claude Vachet, as managing partners of Cycle Capital III, L.P., may be deemed to share beneficial ownership over the shares held by Cycle Capital Fund III. The address for each of the Cycle Capital entities, Andrée-Lise Methot and Claude Vachet is 100 Sherbrooke West, Suite 1610, Montreal, Québec, Canada H3A 3G4.
(4)Based on the Schedule 13G filed by Pangaea Ventures Fund III, LP on January 28, 2022. Consists of (i) 12,546,771 shares held by Pangaea Ventures Fund III, LP, (ii) 166,230 shares held by Pangaea Partners LLC, (iii) 220,892 shares held by Monoc Capital Ltd., or Monoc, and (iv) 66,889 shares held by Vicap LLC, or Vicap. Pangaea Venture Funds III, LP is managed by its general partner, Pangaea Ventures III LLC, or Pangaea GP. Pangaea GP is managed and controlled by Vicap, PSee Ventures LLC and Monoc, which are owned and controlled by Chris Erickson, Purnesh Seegopaul and Andrew Haughian, respectively. Chris Erickson and Andrew Haughian share voting and dispositive control over the shares held by Pangaea Partners LLC. The address for each of these entities and individuals is c/o Pangaea Ventures III LLC, 5080 North 40th Street, Unit 105, Phoenix, Arizona 85018.
(5)The address for SB Energy Global Holdings One Ltd. is 69 Grosvenor Street, London, W1K 3JP, United Kingdom. The address of SoftBank Group Corp. is 1-9-1, Higashi-Shimbashi Minato-ku, Tokyo 105-7303 Japan.
(6)Based on the Schedule 13G filed by FMR LLC and Abigail Johnson with the SEC on February 9, 2022. These shares are held by accounts managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for each of these entities is c/o FMR LLC, 245 Summer Street, Boston, MA 02210.
(7)Consists of 259,595 restricted stock units vested or vesting within 60 days of March 31, 2022.
(8)Consists of (i) 5,332,876 shares, (ii) 70,028 restricted stock units vested or vesting within 60 days of March 31, 2022 and (iii) options to purchase 62,677 shares exercisable within 60 days of March 31, 2022.
(9)Consists of (i) 315,598 shares, (ii) 97,140 restricted stock units vested or vesting within 60 days of March 31, 2022 and (iii) options to purchase 279,427 shares exercisable within 60 days of March 31, 2022.
(10)Consists of (i) 24,868 restricted stock units vested or vesting within 60 days of March 31, 2022 and (ii) options to purchase 45,972 shares exercisable within 60 days of March 31, 2022.
(11)Consists of (i) 480,182 shares held by Mr. Niggli, (ii) 227,407 shares held by the Michael R. Niggli Family Trust to which Mr. Niggli is the trustee, (iii) 85,228 shares held by the Chloe D Niggli 2021 Gift Trust to which Mr. Niggli is the trustee, (iv) 85,228 shares held by the Ian M Niggli 2021 Gift Trust to which Mr. Niggli is the trustee, (v) 85,228 shares held by the Lorelei A Niggli 2021 Gift Trust to which Mr. Niggli is the trustee, (vi) 85,228 shares held by the Michael R Jr Niggli 2021 Gift Trust to which Mr. Niggli is the trustee, (vii) 30,053 restricted stock units held by Mr. Niggli that are vested or vesting within 60 days of March 31, 2022 and (viii) options to purchase 155,561 shares exercisable within 60 days of March 31, 2022 held by Mr. Niggli.
(12)Consists of (i) 46,364 restricted stock units vested or vesting within 60 days of March 31, 2022 and (ii) options to purchase 159,991 shares exercisable within 60 days of March 31, 2022.
(13)Consists of (i) 8,918,453 shares, (ii) 578,230 restricted stock units vested or vesting within 60 days of March 31, 2022 and (iii) options to purchase 855,335 shares exercisable within 60 days of March 31, 2022.

RELATED PERSON TRANSACTIONS
Other than equity and other compensation, termination, change in control and other arrangements, which are described in the section entitled “Executive Compensation”, the following is a description of each transaction since January 1, 2020, and each currently proposed transaction, in which:
•we, STWO or Legacy ESS have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000;
•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
STWO Related Party Transactions
Founder Shares
On July 27, 2020, the ACON S2 Sponsor, L.L.C., STWO’s sponsor, or the Sponsor, paid $25,000, or approximately $0.003 per share, to cover certain expenses on our behalf in consideration of 7,187,500 STWO Class B ordinary shares, par value $0.0001. In September 2020, the Sponsor transferred 50,000 STWO Class B ordinary shares to each of STWO’s independent directors.
The Sponsor agreed to forfeit up to 937,500 founder shares to the extent that the over-allotment option was not exercised in full by the underwriters of STWO’s initial public offering, so that the founder shares would represent 20.0% of STWO’s issued and outstanding ordinary shares (excluding the private placement shares) after STWO’s initial public offering. The underwriters’ over-allotment option expired and the 937,500 founder shares were no longer subject to forfeiture.
Sponsor Letter Agreement
In connection with the Business Combination, ESS, Legacy ESS and the certain STWO shareholders entered into the Sponsor Letter Agreement pursuant to which such STWO shareholders agreed, among other things, to (i) vote in favor of approval of the Merger Agreement (as defined therein) and the transactions contemplated thereby, (ii) waive any adjustment to the conversion ratio set forth in the Existing Governing Documents (as defined therein) of STWO, (iii) be bound by certain other covenants and agreements related to the Business Combination, (iv) terminate certain lock-up provisions of that certain letter agreement, dated September 16, 2020, on the terms and conditions in the Sponsor Letter Agreement and (v) be bound by certain transfer restrictions during the lock-up period described therein with respect to his, her or its shares in STWO prior to the Closing Date, or the earlier termination of the Merger Agreement.
Registration Rights Agreement
In connection with the Business Combination, ESS, the Sponsor and certain stockholders entered into a Registration Rights Agreement that superseded the registration and shareholder rights agreement between STWO and its initial shareholders, pursuant to which, among other things, the Sponsor and such holders were granted certain customary registration rights, demand rights and piggyback rights with respect to their respective shares of the company’s common stock.

Legacy ESS Related Party Transactions
Equity Financings
Legacy ESS Series C-2 Preferred Stock Financing
In March 2021, Legacy ESS sold an aggregate of 3,900,988 shares of Series C-2 preferred stock, par value $0.0001 per share, of Legacy ESS, or the Legacy ESS Series C-2 Preferred Stock, at a purchase price of $2.94797 per share and issued warrants to purchase 585,145 shares of Legacy ESS Series C-2 Preferred Stock, for an aggregate purchase price of approximately $11.5 million. The following table summarizes purchases of Legacy ESS Series C-2 Preferred Stock by related parties:

Stockholder	Shares of ESS Series C-2 Preferred Stock	Warrant Shares	Total Purchase Price Commitment
Breakthrough Energy Ventures, LLC	2,544,124	381,618	$7,500,001
Cycle Capital Fund III, L.P.	254,412	38,161	$749,999
Pangaea Ventures Fund III, LP	169,608	25,441	$499,999
Presidio-IPM j.s.a	339,216	50,882	$999,999
In addition, in connection with the closing of the Business Combination, Legacy ESS issued and sold 5,427,464 additional shares of Legacy ESS Series C-2 Preferred Stock at a purchase price of $2.94797 per share and warrants to purchase 14,365,207 shares of Legacy ESS Series C-2 Preferred Stock to Breakthrough Energy Ventures, LLC, or BEV, and SB Energy Global Holdings One Ltd., or SBE, for an aggregate purchase price of up to $16.0 million.
As a result of the Business Combination, all outstanding shares of Legacy ESS Series C-2 Preferred Stock were converted into common stock of Legacy ESS on a one-for-one basis immediately prior to the closing of the Business Combination, and subsequently converted into common stock of ESS based on an exchange ratio of approximately 1.47.
Commercial Agreements
SBE Framework Agreement
In April 2021, Legacy ESS entered into a non-binding framework agreement, dated as of March 31, 2021, or the Framework Agreement, with an affiliate of SBE, which established a framework for the ongoing relationship between ESS and SBE with respect to identifying opportunities to deploy energy storage products to be supplied by ESS. Rich Hossfeld, a member of our board of directors, is affiliated with SBE. The Framework Agreement included terms providing for the deployment of 2 GWhs of energy storage starting in 2022 through 2026. At current forecasted prices and volumes, the Framework Agreement totals more than $300 million in revenue opportunities for ESS. As ESS and SBE finalize projects and deliveries into a rolling forecast, ESS will reserve production capacity to deliver these projects. To date, no orders have been placed under the Framework Agreement. SBE is under no obligation to place any firm orders with us and any future orders may be subject to future pricing or other commercial or technical negotiations, which we may not be able to satisfy, resulting in a diminished potential value of this relationship to us.
Sales Agreement
In December 2020, we entered into a sales agreement for the purchase and installation of one Energy Warehouse with SBE, a related party. As of December 31, 2021, we had recorded accounts receivable of $66 thousand and deferred revenue of $171 thousand for sales of Energy Warehouse products to related parties based on the December 2020 sales agreement.
Indemnification Agreements
We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in the certificate of incorporation and our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of ESS’ directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at ESS’ request.

The limitation of liability and indemnification provisions in the certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit ESS and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Related Person Transactions Policy
We have adopted a written Related Person Transactions Policy that sets forth the policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which ESS or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to ESS as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of ESS’ voting securities (including common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of ESS’ voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to ESS;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Our audit committee will approve only those transactions that it determines are fair to us and in ESS’ best interests. All of the transactions described above were entered into prior to the adoption of such policy.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2023 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2023 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before March 3, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
ESS Tech, Inc.
Attention: Corporate Secretary
26440 SW Parkway Ave, Bldg. 83
Wilsonville, Oregon 97070
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2023 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Pacific time, on February 1, 2023, and
•no later than 5:00 p.m., Pacific time, on March 3, 2023.
In the event that we hold our 2023 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of our 2023 annual meeting, and
•no later than 5:00 p.m., Pacific time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2021, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except for the following reports which were filed late due to administrative errors: two Form 4s for Craig Evans to report shares of common stock acquired pursuant to the “earnout provision” of the Merger Agreement on November 9, 2021; a Form 4 for Amir Moftakhar to report shares of common stock acquired pursuant to the “earnout provision” of the Merger Agreement on November 9, 2021; two Form 4s for Michael Niggli to report shares of common stock acquired pursuant to the “earnout provision” of the Merger Agreement on November 9, 2021; a Form 4 for BEV to report shares of common stock acquired pursuant to the “earnout provision” of the

Merger Agreement on November 9, 2021; and a Form 4 for Softbank Group Corp. to report shares of common stock acquired pursuant to the “earnout provision” of the Merger Agreement on November 9, 2021.
2021 Annual Report
Our financial statements for our fiscal year ended December 31, 2021 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://investors.essinc.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to ESS Tech, Inc., 26440 SW Parkway Ave, Bldg. 83, Wilsonville, Oregon 97070, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Wilsonville, Oregon
April 22, 2022

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX] DateDate SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0 0 0 00 00 56 37 11 _1 R 1. 0. 0. 24 ESS TECH, INC. 26440 SW PARKWAY AVE., BLDG. 83 WILSONVILLE, OREGON 97070 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/31/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/31/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Eric Dresselhuys 1b. Rich Hossfeld 1c. Claudia Gast The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

00 00 56 37 11 _2 R 1. 0. 0. 24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com ESS TECH, INC. Annual Meeting of Stockholders June 1, 2022 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Eric Dresselhuys and Amir Moftakhar, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ESS TECH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 1, 2022 at 9:00 A.M., Pacific time, at www.virtualshareholdermeeting.com/ GWH2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side